EXHIBIT 10.1

FIFTH AMENDMENT TO THE ENSCO INTERNATIONAL INCORPORATED 2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is effective the fourth day of November, 2008, except as otherwise specifically conditioned and provided herein, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Company has adopted the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the "Plan") effective January 1, 2005; and

WHEREAS, the Board of Directors of the Company, upon recommendation of its Nominating, Governance and Compensation Committee during its meeting held on November 3-4, 2008, has approved this Fifth Amendment to the Plan during a regular meeting held on November 4, 2008; and

WHEREAS, the Company now desires to adopt this Fifth Amendment to the Plan in order to (i) amend the definition of "Covered Employee" in Section 2 of the Plan, effective January 1, 2007, to conform to guidance issued by the Internal Revenue Service in Notice 2007-49 following the amendments adopted by the Securities and Exchange Commission to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended, contained in Item 402 of Regulation S-K, (ii) revise the allocation specified in Section 5(a) of the Plan of the aggregate number of Shares that are available for issuance pursuant to Awards granted under the Plan (the "Plan Maximum") to provide, effective November 4, 2008, subject to the approval on May 28, 2009 by a vote at the Company's 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting") of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote, for an increase in the aggregate number of Shares which may be subject to Restricted Stock Awards and for a corresponding decrease in the aggregate number of Shares which may be subject to Options, and (iii) amend Section 5(a) of the Plan, effective November 4, 2008, to clarify that in no event may any Shares that have been subject to Options or Restricted Stock Awards be returned to the number of Shares available under the Plan Maximum for distribution in connection with the same type of future Awards by reason of such Shares being withheld from the total number of Shares to be issued upon the exercise of Options as payment of the Exercise Price of such Options, or being withheld from the total number of Shares to be issued upon the exercise of Options or the vesting of any Restricted Stock Awards to meet the withholding obligations related to such exercises and vesting;

NOW, THEREFORE, in consideration of the premises and the covenants therein contained, the Company hereby adopts the following Fifth Amendment to the Plan:

1)   The definition of "Covered Employee" in Section 2 is hereby amended, effective January 1, 2007, to read as follows:

"Covered Employee" shall mean an Employee who would be subject to Section 162(m) of the Code such that on the last day of the taxable year, the Employee (a) is the principal executive officer of the Company (or is acting in such capacity), or (b) if the total compensation of such Employee for that taxable year is required to be reported to stockholders of the Company under the Exchange Act by reason of such Employee being among the three highest compensated officers of the Company for that taxable year (other than the principal executive officer or the principal financial officer of the Company) as determined pursuant to the executive compensation disclosure rules under the Exchange Act contained in Item 402 of Regulation S-K, as amended by the Securities and Exchange Commission on September 8, 2006.

2)   Section 5(a) is hereby amended, effective November 4, 2008, subject to the approval by a vote at the 2009 Annual Meeting of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote, to read as follows:

      (a)     Basic Limitation. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reaquired by the Company. Subject to adjustment pursuant to Section 9 of this Plan, the aggregate number of Shares that are available for issuance under this Plan shall not exceed ten million (10,000,000) Shares (the "Plan Maximum"). Restricted Stock Awards on no more than six million (6,000,000) Shares, all of which can be issued as Performance Awards, and Options on no more than the number of Shares equal to the difference between the Plan Maximum and the actual number of Shares issued as Restricted Stock Awards and, in each case, subject to adjustment pursuant to Section 9 of this Plan, may be issued under this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Shares shall be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to an Award; provided, however, in no event shall any Shares that have been subject to Options or Restricted Stock Awards be returned to the number of Shares available under this Plan Maximum for distribution in connection with the same type of future Awards by reason of such Shares (i) being withheld, if permitted under Section 3(b)(xii) and Section 6(f)(ii), from the total number of Shares to be issued upon the exercise of Options as payment of the Exercise Price of such Options, or (ii) being withheld, if permitted under Section 3(b)(xiii) and Section 8(b), from the total number of Shares to be issued upon the exercise of Options or the vesting of any Restricted Stock Awards to meet the withholding obligations related to such exercises and vesting. Nothing in this Section 5(a) shall impair the right of the Company to reduce the number of outstanding Shares pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding Shares shall (i) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (ii) impair the status of any Shares previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The Shares to be delivered under this Plan shall be made available from (i) authorized but unissued Shares, (b) Shares held in the treasury of the Company, or (c) previously issued Shares reacquired by the Company, including Shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

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IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Fifth Amendment to be executed effective as first above written.
ENSCO INTERNATIONAL INCORPORATED /s/ Cary A. Moomjian, Jr. By: Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary
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